EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andrew G. Backman Vice President Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS FIRST QUARTER 2025 RESULTS

Record Quarterly Revenues of $3.87 billion, 12.7% Increase Year-over-Year
Record First Quarter Diluted EPS of $5.26; Non-GAAP Diluted EPS of $5.41
Record Remaining Performance Obligations of $11.75 billion, 28.1% Increase Year-over-Year
Reaffirms 2025 Revenue Guidance Range of $16.1 billion - $16.9 billion
Narrows Non-GAAP 2025 Diluted EPS Guidance Range to $22.65 - $24.00
NORWALK, CONNECTICUT, April 30, 2025 - EMCOR Group, Inc. (NYSE: EME) today reported results for the first quarter ended March 31, 2025.
First Quarter 2025 Results of Operations
Revenues for the first quarter of 2025 totaled $3.87 billion, an increase of 12.7%, compared to $3.43 billion for the first quarter of 2024. Net income for the first quarter of 2025 was $240.7 million, or $5.26 per diluted share, compared to net income of $197.1 million, or $4.17 per diluted share, for the first quarter of 2024. Net income for the first quarter of 2025 included $9.4 million, or $6.9 million after taxes, of transaction related costs associated with the acquisition of Miller Electric Company (“Miller Electric”), which closed during the quarter. Excluding these transaction costs, non-GAAP net income for the first quarter of 2025 was $247.6 million, or $5.41 per diluted share.
Operating income for the first quarter of 2025 was $318.8 million, or 8.2% of revenues, compared to operating income of $260.0 million, or 7.6% of revenues, for the first quarter of 2024. Excluding the previously referenced transaction costs, non-GAAP operating income for the first quarter of 2025 was $328.1 million, or 8.5% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $41.9 million and $29.6 million for the first quarter of 2025 and 2024, respectively.
Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.
Selling, general and administrative expenses (“SG&A”) for the first quarter of 2025 totaled $404.0 million, or 10.4% of revenues, compared to $329.4 million, or 9.6% of revenues, for the first quarter of 2024.
The Company's income tax rate for the first quarter of 2025 was 25.8%, compared to 26.4% for the first quarter of 2024.
 – MORE –

EMCOR Reports First Quarter 2025 Results	Page 2
Remaining performance obligations (“RPOs”) as of March 31, 2025, were a record $11.75 billion, inclusive of $1.0 billion of RPOs from Miller Electric. This compares to $9.18 billion as of March 31, 2024, an increase of $2.57 billion year-over-year. From a market sector perspective, the Company experienced increases in the majority of the sectors in which it operates, with the most significant growth coming from Network and Communications, Healthcare, Manufacturing and Industrial, Hospitality and Entertainment, and Institutional. Such increases were partially offset by reductions in RPOs within the High-Tech Manufacturing and Commercial market sectors, as a result of progress made on certain construction projects.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “Our first quarter results—which include 12.7% year-over-year revenue growth, a 22.6% increase in operating income, and $11.75 billion in remaining performance obligations—demonstrate the continued strength of our business. Once again, results were driven by our U.S. Electrical Construction and U.S. Mechanical Construction segments, which had year-over-year revenue growth of 42.3% and 10.2%, respectively, and operating margins of 12.5% and 11.9%, respectively. Our performance reflects our customers' confidence in our ability to execute complex projects across diverse end markets, as well as our proactive expansion into new geographies, and our productivity resulting from the use of virtual design and construction technologies and prefabrication capabilities. Coupled with sustained excellence in labor planning, large project coordination, and the sharing of best practices, we delivered exceptional results for our customers.”

Mr. Guzzi continued, “The integration of Miller Electric is on track and the acquisition contributed $183 million in revenues to our U.S. Electrical Construction segment during the quarter. Despite the headwinds in our site-based business, our U.S. Building Services segment performed well as demand remains robust for mechanical services, and our U.K. Building Services segment continued to perform as expected. While the results of our U.S. Industrial Services segment were impacted by a slower start to the turnaround season, we anticipate this segment’s performance will improve throughout the year.”

Full-Year 2025 Guidance

Based on anticipated project mix and near-term visibility, EMCOR currently expects the following for the full year 2025.

	Current Guidance (4/30/25)	Previous Guidance (2/26/25)
Revenues	$16.1 billion - $16.9 billion	$16.1 billion - $16.9 billion
Operating Margin	8.5% - 9.2%	8.5% - 9.2%
Non-GAAP Diluted EPS*	$22.65 - $24.00	$22.25 - $24.00
* Excludes acquisition related transaction costs

Commenting on the Company’s guidance, Mr. Guzzi concluded, “Despite a dynamic and uncertain environment, we remain well positioned with a significant year-over-year increase in RPOs and a healthy project pipeline. As we’ve done over the last several years, we will continue to focus on what we can control, and our guidance reflects our confidence in our ability to execute with efficiency and discipline, delivering strong operating results for our shareholders. It also contemplates our view, as of today, of the potential impact of tariffs and other macroeconomic factors on our business.”

 – MORE –

EMCOR Reports First Quarter 2025 Results	Page 3

First Quarter 2025 Earnings Conference Call Information

EMCOR Group's first quarter conference call will be broadcast live via the internet today, Wednesday, April 30, at 10:30 AM Eastern Standard Time and can be accessed through the Company's website at www.emcorgroup.com.

About EMCOR

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of April 30, 2025, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance; financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; the timing of future projects; our ability to support organic growth and balanced capital allocation; the financial impact of acquisitions, including the acquisition of Miller Electric Company; market opportunities and growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments and/or conflicts; changes in the specific markets for EMCOR’s services; weakness of the sectors from which we generate revenues; adverse business conditions; scarcity of skilled labor; productivity challenges; the nature and extent of supply chain disruptions impacting availability and pricing of materials; inflationary trends, including fluctuations in energy costs; the impact of legislation and/or government regulations; changes in interest rates; changes in foreign trade policy including the effect of tariffs; the lack of availability of adequate levels of surety bonding; increased competition; the impact of legal proceedings, claims, lawsuits, or governmental investigations; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2024 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

In addition, forecast non-GAAP diluted earnings per share for full-year 2025 is a forward-looking non-GAAP financial measure. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because such reconciliations are not accessible without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of adjustments such as acquisition related transaction costs that impact comparability and the periods in which such items may be recognized.
 – MORE –

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended March 31,
	2025	2024
Revenues	$3,867,372	$3,432,276
Cost of sales	3,144,654	2,842,967
Gross profit	722,718	589,309
Selling, general and administrative expenses	403,962	329,356
Operating income	318,756	259,953
Net periodic pension income	54	222
Interest income, net	5,387	7,541
Income before income taxes	324,197	267,716
Income tax provision	83,520	70,567
Net income	$240,677	$197,149

Basic earnings per common share	$5.27	$4.18

Diluted earnings per common share	$5.26	$4.17

Weighted average shares of common stock outstanding:
Basic	45,634,877	47,138,185
Diluted	45,784,235	47,316,497

Dividends declared per common share	$0.25	$0.18

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$576,702	$1,339,550
Accounts receivable, net	3,808,216	3,577,537
Contract assets	329,343	284,791
Inventories	94,132	95,667
Prepaid expenses and other	102,591	91,644
Total current assets	4,910,984	5,389,189
Property, plant, and equipment, net	228,982	207,489
Operating lease right-of-use assets	358,703	316,128
Goodwill	1,336,557	1,018,415
Identifiable intangible assets, net	1,096,817	648,180
Other assets	146,829	137,072
Total assets	$8,078,872	$7,716,473
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,041,245	$937,087
Contract liabilities	2,062,425	2,047,540
Accrued payroll and benefits	600,561	751,434
Other accrued expenses and liabilities	430,321	336,555
Operating lease liabilities, current	87,710	81,247
Total current liabilities	4,222,262	4,153,863
Borrowings under revolving credit facility	250,000	—
Operating lease liabilities, long-term	297,856	261,575
Other long-term obligations	356,826	362,341
Total liabilities	5,126,944	4,777,779
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,949,957	2,937,657
Noncontrolling interests	1,971	1,037
Total equity	2,951,928	2,938,694
Total liabilities and equity	$8,078,872	$7,716,473

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2025 and 2024
(In thousands) (Unaudited)

	2025	2024
Cash flows - operating activities:
Net income	$240,677	$197,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,582	13,337
Amortization of identifiable intangible assets	26,363	16,251
Provision for credit losses	4,718	9,898
Non-cash share-based compensation expense	9,270	6,527
Other reconciling items	(1,517)	(2,829)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(186,622)	(108,069)
Net cash provided by operating activities	108,471	132,264
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(850,644)	(100)
Proceeds from sale or disposal of property, plant, and equipment	1,334	939
Purchases of property, plant, and equipment	(26,131)	(20,278)
Net cash used in investing activities	(875,441)	(19,439)
Cash flows - financing activities:
Proceeds from revolving credit facility	250,000	—
Repayments of finance lease liabilities	(775)	(773)
Dividends paid to stockholders	(11,451)	(8,470)
Repurchases of common stock	(224,832)	(39,000)
Taxes paid related to net share settlements of equity awards	(13,351)	(11,648)
Issuances of common stock under employee stock purchase plan	—	943
Payments for contingent consideration arrangements	(420)	—
Net cash used in financing activities	(829)	(58,948)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,869	(1,140)
(Decrease) increase in cash, cash equivalents, and restricted cash	(762,930)	52,737
Cash, cash equivalents, and restricted cash at beginning of year (1)	1,340,395	789,750
Cash, cash equivalents, and restricted cash at end of period (2)	$577,465	$842,487
_________
(1)Includes $0.8 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of December 31, 2024.
(2)Includes $0.8 million and $1.5 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of March 31, 2025 and 2024, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended March 31,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,087,844	28%	$764,711	22%
United States mechanical construction and facilities services	1,572,602	41%	1,427,665	42%
United States building services	742,623	19%	781,160	23%
United States industrial services	359,002	9%	354,053	10%
Total United States operations	3,762,071	97%	3,327,589	97%
United Kingdom building services	105,301	3%	104,687	3%
Consolidated revenues	$3,867,372	100%	$3,432,276	100%

	For the quarters ended March 31,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$136,057	12.5%	$91,589	12.0%
United States mechanical construction and facilities services	186,747	11.9%	150,720	10.6%
United States building services	36,423	4.9%	33,459	4.3%
United States industrial services	6,760	1.9%	17,966	5.1%
Total United States operations	365,987	9.7%	293,734	8.8%
United Kingdom building services	4,987	4.7%	5,377	5.1%
Corporate administration	(52,218)	—	(39,158)	—
Consolidated operating income	318,756	8.2%	259,953	7.6%
Other items:
Net periodic pension income	54		222
Interest income, net	5,387		7,541
Income before income taxes	$324,197		$267,716

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter ended March 31, 2025.

	For the quarter ended March 31, 2025
	$	%
GAAP revenue growth	$435,096	12.7%
Incremental revenues from acquisitions	(250,900)	(7.3)%
Organic revenue growth, a non-GAAP measure	$184,196	5.4%

EMCOR GROUP, INC.
RECONCILIATION OF OTHER NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)
In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the quarter ended March 31, 2025. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the quarter ended March 31,
	2025	2024
GAAP operating income	$318,756	$259,953
Transaction expenses related to the acquisition of Miller Electric	9,353	—
Non-GAAP operating income, excluding Miller Electric transaction expenses	$328,109	$259,953

	For the quarter ended March 31,
	2025	2024
GAAP operating margin	8.2%	7.6%
Transaction expenses related to the acquisition of Miller Electric	0.2%	—%
Non-GAAP operating margin, excluding Miller Electric transaction expenses (1)	8.5%	7.6%

	For the quarter ended March 31,
	2025	2024
GAAP net income	$240,677	$197,149
Transaction expenses related to the acquisition of Miller Electric	9,353	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	(2,410)	—
Non-GAAP net income, excluding Miller Electric transaction expenses	$247,620	$197,149

	For the quarter ended March 31,
	2025	2024
GAAP diluted earnings per common share	$5.26	$4.17
Transaction expenses related to the acquisition of Miller Electric	0.20	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	(0.05)	—
Non-GAAP diluted earnings per common share, excluding Miller Electric transaction expenses	$5.41	$4.17
_________
(1) Amounts presented in this table do not foot due to rounding.

# # #